Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of January 21, 2014, by and among (1) Foundation Offshore Master Fund, Ltd., a Cayman Islands exempted company, Foundation Onshore Fund, L.P., a Delaware limited partnership, Foundation Offshore Fund, Ltd., a Cayman Islands exempted company, Foundation Asset Management GP, LLC, a Delaware limited liability company, Foundation Asset Management, LLC, a Delaware limited liability company, David Charney and Sky Wilber (together, “Foundation Asset Management”), and (2) Engine Capital, L.P., a Delaware limited partnership, Engine Jet Capital, L.P., a Delaware limited partnership, Engine Investments, LLC, a Delaware limited liability company,  Engine Capital Management, LLC, a Delaware limited liability company, and Arnaud Ajdler (together, “Engine Capital” and together with Foundation Asset Management, each a “Party” and, collectively, the “Parties” or the “Group”).

WHEREAS, each of the Parties are or intend to become stockholders, direct or beneficial, of Stewart Information Services Corporation, a Delaware corporation (the “Company”);

WHEREAS, the Parties wish to form a group for the purpose of (i) seeking representation on the Board of Directors of the Company (the “Board”) at the 2014 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2014 Annual Meeting”), (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.

NOW, IT IS AGREED, this 21st day of January 2014 by the Parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other member, unless such member has actual knowledge that such information is inaccurate.

2.           So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership, provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least 24 hours prior written notice; provided, further, that while this Agreement is in force, neither Party shall engage in any transactions in securities of the Company without the prior consent of the other Party.  For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.           Each of the undersigned agrees to form the Group for the purposes of (i) seeking representation on the Board at the 2014 Annual Meeting, (ii) taking such other actions as the Parties agree are deemed advisable and (iii) taking all other action that the Parties agree are necessary, incidental or advisable to achieve the foregoing.

4.           Engine Capital and Foundation Asset Management shall have the right to pre-approve all expenses incurred in connection with the Group’s activities set forth in Section 3 and  agree to pay directly all such expenses on a pro rata basis between Engine Capital and Foundation Asset Management based on the number of Shares in the aggregate held by each of Engine Capital and Foundation Asset Management on the date hereof.

5.           Any SEC filing, press release, communication to the Company or communication to the media proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved by each of Engine Capital and Foundation Asset Management.  Any Party that intends to engage in any communications with other stockholders on behalf of the Group shall provide the other Party with reasonable notice of such communication and a reasonable opportunity to review and comment to the extent it is a written communication.  Each Party shall have a reasonable opportunity to review and comment upon any such SEC filing, press release or written communication, or any proposed agreement or negotiating position with respect to the Company.  The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.  The Parties further agree to work in good faith with respect to decisions relating to the content and timing of public or private communications and negotiating positions taken on behalf of the Group.

6.           Each of the Parties hereto agrees to cooperate with the others in the preparation and filing of any SEC filing, press release, shareholder communication or other document or matter relating to the Group’s investments in, and activities related to, the Company and its Securities.  Each of the Parties hereto acknowledges and agrees that time is of the essence in preparing and filing such documents, and each shall use its commercially reasonable efforts to cooperate with the other in the furnishing of data and information in order to facilitate the timely completion and filing of such documents.  It is contemplated that Olshan will assume principal responsibility for the preparation of initial drafts and the filing of such documents, subject to the prior review and approval of such documents by the Parties.

7.           The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership.  Except as specifically provided in this Agreement, nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.           Any party hereto may terminate its obligations under this Agreement on 24 hours’ prior written notice to all other Parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

11.           Each Party acknowledges that Olshan shall act as counsel for both the Group and each of Engine Capital and Foundation Asset Management relating to their respective investments in the Company.

12.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties.

13.           Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

FOUNDATION OFFSHORE MASTER FUND, LTD.			FOUNDATION OFFSHORE FUND, LTD.

By:	/s/ Sky Wilber		By:	/s/ Sky Wilber
	Name:	Sky Wilber		Name:	Sky Wilber
	Title:	Director		Title:	Director

FOUNDATION ASSET MANAGEMENT, LLC			FOUNDATION ASSET MANAGEMENT GP, LLC

By:	/s/ Sky Wilber		By:	/s/ Sky Wilber
	Name:	Sky Wilber		Name:	Sky Wilber
	Title:	Managing Member		Title:	Managing Member

FOUNDATION ONSHORE FUND, L.P.

By: Foundation Asset Management GP, LLC General Partner

By:	/s/ Sky Wilber
	Name:	Sky Wilber
	Title:	Managing Member

/s/ DAVID CHARNEY	/s/ SKY WILBER
DAVID CHARNEY	SKY WILBER

ENGINE JET CAPITAL, L.P.			ENGINE CAPITAL, L.P.

By: Engine Investments, LLC General Partner			By: Engine Investments, LLC General Partner

By:	/s/ Arnaud Ajdler		By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler		Name:	Arnaud Ajdler
	Title:	Managing Member		Title:	Managing Member

ENGINE CAPITAL MANAGEMENT, LLC			ENGINE INVESTMENTS, LLC

By: Engine Investments, LLC General Partner of Engine Capital, L.P. and Engine Jet Capital, L.P.

By:	/s/ Arnaud Ajdler		By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler		Name:	Arnaud Ajdler
	Title:	Managing Member		Title:	Managing Member

/s/ ARNAUD AJDLER
ARNAUD AJDLER